Exhibit 24.1

POWER OF ATTORNEY

Annual Report on Form 10-K

PlainsCapital Corporation

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of PlainsCapital Corporation, a Texas corporation, do hereby constitute and appoint Alan B. White, John A. Martin and Jeff Isom, and each of them severally, to be our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and re-substitution, to sign our names to an Annual Report on Form 10-K of PlainsCapital Corporation for the fiscal year ended December 31, 2010, and all amendments thereto, and to file, or cause to be filed, the same with all exhibits thereto (including this power of attorney), and other documents in connection therewith with the Securities and Exchange Commission, provided that such Annual Report on Form 10-K in final form, and any amendment or amendments thereto and such other documents, be approved by said attorneys-in-fact, or by any one of them; and we do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully and to all intents and purposes as we may or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have subscribed these presents as of March 17, 2011.

/s/ Charlotte Jones Anderson
Charlotte Jones Anderson

/s/ Tracy A. Bolt
Tracy A. Bolt

/s/ Hill A. Feinberg
Hill A. Feinberg

/s/ Lee Lewis
Lee Lewis

/s/ Andrew J. Littlefair
Andrew J. Littlefair

/s/ Michael T. McGuire
Michael T. McGuire

/s/ A. Haag Sherman
A. Haag Sherman

/s/ Robert Taylor, Jr.
Robert Taylor, Jr.